Exhibit 99.2

CONSULTING AGREEMENT

This Agreement is made as of the 20th day of August, 2024 (the “Effective Date”)

BETWEEN:

AgriFORCE GROWING SYSTEMS LTD. having offices at 300-2233

Columbia Street, Vancouver, BC, Canada VSV 0M6

(the “Company’’)

AND:

Roger M. Slotkin, having an address at 82 Pacific Blvd., Long Beach, NY 11561

(the “Consultant”)

WHEREAS:

A.	The Company is carrying on business as a company specializing in the delivery of products and services to the agriculture technology industry (the “Business”);

B.	The Consultant is an independent businessperson who has experience with Radical Clean Systems (competencies); and

C.	The Company wishes to engage the Consultant and the Consultant wishes to provide services to the Company in connection with the Business on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements hereinafter contained (the sufficiency of which is hereby acknowledged), the Company and the Consultant covenant and agree as follows:

1.	ENGAGEMENT

1.1	Subject to the terms and conditions of this Agreement, the Company agrees to engage the Consultant to provide the Services (as described in Section 3.1 below) during the term of this Agreement and the Consultant accepts such engagement from the Company.

2.	TERM

2.1	Unless earlier terminated pursuant to Section 8, the term of the Consultant’s engagement pursuant to this Agreement will commence on the Effective Date and will terminate at the end of 24 months thereafter (the “Term”) unless renewed by mutual written consent.

2.2	The Company and the Consultant may, at any time, extend or amend this Agreement, including the Term of this Agreement, by mutual written consent.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	1

3.	SERVICES OF THE CONSULTANT

3.1	The Consultant agrees to professionally and diligently provide independent sales consulting services (the “Services”) for the remuneration specifically outlined herein and such other consulting activities as the Company may require, subject to mutual consent by the Company and the Consultant. In the event of a conflict between Schedule 9.12 and this Agreement, the terms of this Agreement shall supersede all other verbal or written agreements including this engagement offer.

3.2	The Consultant represents, warrants and agrees that the Consultant can and will perform the Services required by this Agreement without disclosing or using any unauthorized confidential information and/or proprietary information of a third party.

3.3	The Consultant will devote as much time as is reasonably necessary toward the good and proper provision of the Services for and on behalf of the Company. It is understood that as the Consultant has significant time commitments to other parties, and the timing and the location of the Services to be performed will be at the discretion of the Consultant, acting reasonably. The Consultant and the Company agree to use reasonable efforts to accommodate the scheduling requirements of either party.

3.4	No partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the parties under this Agreement.

3.5	The Consultant will be responsible for payment to the proper authorities of all premiums, contributions, withholdings, remittances and taxes relating to the Consultant’s performance of the Services.

3.6	The Consultant is not an agent, servant or employee of the Company, nor will the Consultant represent himself or herself as having any such relationship with the Company. The Consultant will be an independent contractor with control over the manner and means of the Consultant’s performance. The Consultant will not be entitled to, or receive, rights or privileges applicable to employees of the Company, including, but not limited to, liability insurance, group insurance, pension plans, holidays, paid vacation, or any other benefits which may be available to Company employees from time to time.

3.7	The Company will not be liable to the Consultant, its affiliates or its assigns for any damages, liabilities, penalties, interest or costs suffered by the Consultant’s failure to abide by any and all federal or state or local tax laws pertaining to him.

4.	FEES & EXPENSES

4.1	As full consideration for the Services and other covenants and agreements provided by the Consultant under this Agreement, the compensation payable by the Company to the Consultant will be $15,000 per month payable on the 1st of each month .

4.2	Invoices with respect to expenses will be accompanied by relevant receipts. Consultant shall have a pre-approved budget for expenses of up to $10,000/month for travel, lodging, trade shows, etc., which shall be paid against receipts provided - in the event additional funds are required, Slotkin shall submit a budget request, in writing, for approval – which shall not to be unreasonably withheld.

4.3	Invoices will be paid by the Company no later than five (5) business days of receipt.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	2

5.	NON-COMPETITION

5.1	The Consultant and the Company each acknowledge and agree that, during the term of this Agreement, the Consultant may be retained as a consultant or employed by other persons, firms, or corporation engaged in the same or similar Business as that of the Company, provided however, that the provisions of this Agreement, particularly with regard to the Consultant’s obligations relating to intellectual property rights, non-use and non-disclosure of the Company’s proprietary information, as provided below, will be strictly observed by the Consultant with respect to such other persons, firms or corporations.

6.	CONFIDENTIAL INFORMATION AND NON-DISCLOSURE

6.1 For the purposes of this Agreement, “Confidential Information” means information, know-how and data (which may be oral, written, graphic, demonstrative, machine recognizable or otherwise) disclosed to the Consultant or developed by the Consultant pursuant to this Agreement, including without limitation the research, products, technology, ideas, inventions, methods, formulas, algorithms, computer programs, processes, designs, compositions, photographs, plans, product concepts, specifications, samples, reports, laboratory notebooks, services, , business operations and systems, marketing techniques and pricing policies, financial information, information concerning employees, customers, licensors, licensees and/or vendors of the Company, all Company Inventions (as defined in Section 9.1), any information that the Company may from time to time designate as being confidential information, and any Third Party Information. “Third Party Information” means any Confidential Information (including those types of information enumerated in the definition of Confidential Information) owned by a third party and disclosed to the Consultant by the Company or pursuant to performance of the services. “Confidential Business Information” means strategies and business plans relating specifically to the future development of the Business of the Company. Confidential Information and Confidential Business Information will not mean information, know how or data which:

(a)	was legally known to or in the possession of the Consultant as evidenced by written records at the time of disclosure to the Consultant by the disclosing party;

(b)	is or has become part of the public domain through no fault of the Consultant; or

(c)	has been disclosed to the Consultant by a third party without breaching any contractual, confidential, statutory or common law obligation to the Company.

6.2	The Consultant hereby certifies that the Consultant has not brought and will not bring to the Company or use while performing the Services for the Company or incorporate into any Company Invention any Confidential Information of a former or existing employer, client or third-party. The Consultant understands that while consulting for the Company, the Consultant is not to breach any obligation of confidence or duty that the Consultant may have to any third parties and the Consultant agrees that it will observe all such obligations during its retainer or consulting with the Company.

6.3	With respect to Confidential Information that might be disclosed to the Consultant pursuant to the Services, the Consultant acknowledges and agrees as follows:

(a)	that all Confidential Information received by the Consultant is proprietary to the Company, or the third party in the case of the Third-Party Information, has been designed, developed, accumulated at great expense and over lengthy periods, and is secret and constitutes the exclusive property of the Company, or the third party in the case of Third- Party Information; and-.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	3

(b)	that, during the Term of this Agreement and for a period of two years thereafter with respect Confidential Information and three years thereafter with respect to Confidential Business information:

(i)	the Consultant withhold and keep all Confidential Information and Confidential Business Information in the strictest confidence, and will not remove without approval any work product owned by the Company or Confidential Information from the place of business of the Company, and will not retain any such products or information in the Consultant’s sole possession unless expressly permitted by the Company in writing;

(ii)	except as specifically authorized in writing by the Company, the Consultant will not, directly or indirectly, (unless required to do so by applicable law), use, disseminate, disclose, lecture upon, publish, make copies of or otherwise summarize the Confidential Information or Confidential Business Information; and.

(iii)	the Consultant will ensure that all Confidential Information and Confidential Business Information, and copies thereof, are clearly marked or otherwise identified as confidential and proprietary to the Company, and that all Confidential Information and Confidential Business Information and all copies thereof are stored in a secure location while in the Consultant’s possession, control, charge or custody.

7.	RIGHTS TO INTELLECTUAL PROPERTY

7.1	For the purpose of this Agreement, “Company Inventions” means any discoveries, concepts, inventions, improvements, ideas and developments, whether or not they may be patented, copyrighted or otherwise protected, including without limitation processes, methods, formulas, procedures, and techniques (including without limitation improvements and modifications thereto) developed or conceived by the Consultant, whether alone or jointly with others, from and after the Effective Date relating to the Services.

7.2	With respect to Company Inventions conceived, developed or worked on by the Consultant from and after the Effective Date directly related to the Services, the Consultant agrees as follows:

(a)	Except as otherwise specifically provided by written agreement between the Company and the Consultant, such agreement not to be unreasonably withheld by the Company, the Company is the exclusive owner of any Company Invention made, conceived, developed or worked upon by the Consultant, during or after the Term, including all intellectual property rights in and to such Company Inventions;

(b)	The Consultant hereby assigns to the Company all right, title and interest throughout the world that the Consultant may have in any Company Inventions, including without limitation, all copyrights, patent rights, trade-marks, trade names, industrial designs, trade secrets and other intellectual property rights in and to each Company Invention, effective at the time each is created.

(c)	The Consultant hereby waives the Consultant’s moral rights in each Company Invention, including, without limitation, the right to the integrity of the Company Invention, the right to be associated with the Company Invention, the right to restrain or cla.im damages for any distortion, mutilation or other modification of the Company Invention, and the right to restrain the use or reproduction of the Company Invention in any context and in connection with any product, service, cause or institution, effective at the time the particular Company Invention is created.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	4

(d)	The Consultant will fully and promptly disclose and deliver to the Company all Company Inventions, together with any documentation and materials that relate thereto and any explanations that may be necessary in connection with any registrations that may be made to obtain copyright, patent, trade-mark, trade name, industrial design or other protection relating to the Company Inventions;

(e)	To the extent a formal transfer or assignment of any rights of the Consultant in any Company Invention is required, or the consent of the Consultant to the registration of any right in any Company Invention is required, the Consultant will execute and deliver or, as applicable, will cause to be so executed and delivered, any further assignments, documentation and other instruments as may be reasonably required by the Company to effect the transfer, assignment or registration;

(f)	In the event that the Company makes or proposes to make any Canadian, United States or foreign patent applications relating the Company Invention, the Consultant will cooperate fully with the Company and its patent counsel in preparing and prosecuting any such applications, and any expenses incurred by the Consultant respecting the same will be reimbursed by the Company in accordance with Section 4, provided that the Company shall be deemed to have consented in advance to the incurrence of any reasonable expenses incurred by the Consultant with respect to such cooperation;

(g)	For purposes of all applicable copyright laws to the extent, if any, that such laws are applicable to any such Invention or any such service or product, it shall be considered a work made for hire and the Company shall be considered the author thereof, including without limitation under the pertinent laws and regulations of the United States, including but not limited to all provisions of Title 17 of the United States Code, as amended from time to time; and

(h)	Notwithstanding anything in this Agreement to the contrary, if due to the Consultant’s unavailability due to any mental or physical incapacity to any assignment agreement, patent application or any other document, application or other instrument contemplated by this Section, including without limitation any document required in order to apply for or to pursue any application for any Canadian, United States or foreign patent or copyright registrations covering any Company Inventions assigned to the Company as per this Agreement, during the Term of this Agreement the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent in fact, to act for and in the Consultant’s behalf and stead to execute and, as necessary, file any such agreements, applications, instruments or other documents, and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by the Consultant.

8.	TERMINATION

8.1	The Company may terminate this Agreement immediately upon written notice to the Consultant if the Consultant refuses to or fails to perform the Services or is in breach of any material provision of this Agreement (“Cause”); provided, however, that no such termination may occur prior to the one year anniversary of the Effective Date.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	5

8.2	Upon the termination of this Agreement by the Company for Cause, upon written demand from the Company, the Consultant will surrender to the Company all Confidential Information, trade secrets, lists, books, records, designs, software codes and technical material, irrespective of the media and form it may be in, all copies thereof, and all other property belonging to the Company, and will promptly disclose any and all previously undisclosed Company Inventions.

8.3	Upon a breach of the terms of this Agreement by Company or of the terms of the Asset Purchase Agreement dated as of the date hereof between the Company and Radical Clean Solutions Ltd, the Company shall, upon written demand from the Consultant, surrender to the Consultant all Confidential Information, trade secrets, lists, books, records, designs, software codes and technical material, irrespective of the media and form it may be in, all copies thereof, and all other property related to the Services, and will promptly disclose any and all previously undisclosed Company Inventions.

9.	MISCELLANEOUS

9.1	Legality to Perform Services: The Consultant represents and warrants that the Consultant is legally permitted to enter into this Agreement and legally permitted to perform the obligations under this Agreement, and such obligations are not inconsistent with any other obligation the Consultant may have.

9.2	Independent Relationship: The relationship between the Consultant and the Company is one of independent contractors, and neither party will have the authority to bind or act as the agent for the other, nor be responsible for the actions, contracts, debts, or liabilities of the other by virtue of this Agreement.

9.3	Complete Agreement: This Agreement, including all Schedules attached hereto, constitutes the complete and exclusive statement of the agreement between the parties with respect to the subject matter contained herein and cancels and supersedes all previous invitations, proposals, understandings, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties, oral or written, express or implied, between the parties relating to the matters contained herein. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

9.4	Survival: Any provision of this Agreement which relates to the protection of the Company’s Business, or which expressly states that it is to continue in effect after termination or expiration of this Agreement, or which by its nature would survive the termination or expiration of this Agreement, will survive said termination or expiration.

9.5	Assignment: The Consultant may not assign or otherwise transfer any of the Consultant’s rights, duties or obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement to any major shareholder of the Company, and/or any affiliate of the Company, provided that the Company notifies the Consultant of such assignment. The Company may also assign the entirety of this Agreement in the event of a merger, sale, acquisition or other business combination in which all or substantially all of the assets of the Company relating to this Agreement are transferred or sold. The term “affiliate” as used in this Agreement will have the meaning ascribed to such term under federal securities laws.

9.6	Severability: In the event that any part, article, section, clause, paragraph or subparagraph of this Agreement will be held to the indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire Agreement will not fail on the account thereof, the validity, legality and enforceability of the remaining provisions will in no way be affected or impaired thereby.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	6

9.7	Enforcement: The Consultant acknowledges and agrees that damages may not be an adequate remedy to compensate the Company for breach of the Consultant’s obligations contained in this Agreement and, accordingly, agrees that, in addition to any and all other remedies available, the Company will be entitled to obtain relief from any competent court by way of a temporary or permanent injunction to enforce such obligations.

9.8	Currency: All monetary amounts referred to herein are in Canadian currency.

9.9	Governing Law: This Agreement will be governed by and interpreted in accordance with the laws of the State of New York in force therein without regard to any conflict of law rules. Jurisdiction shall be federal and state courts sitting in New York County, NY.

9.10	Notices: All notices and requests in connection with this Agreement will be given or made upon the respective parties in writing and will be deemed given as of the third day following the day the notice received by fax, providing hard copy acknowledgement of successful faxed notice transmission is retained. Notice may also be deposited in the Canadian mails, postage pre-paid, certified or registered, return receipt requested, and addressed to such parties at their address set forth above:

9.11	Counterparts: This Agreement may be signed in counterparts, or facsimile counterparts, each of which when executed by any of the signatories hereto will be deemed to be an original and such counterparts will together constitute one and the same Agreement.

9.12	Additional Compensation. In addition to the compensation set forth above, Consultant shall be entitled to receive commissions on sales of RCS Units and also RSUs (with common shares registered under an S-8 Plan of Seller), based in both cases on the parameters set forth on Schedule 9.12 hereto.

[Signature Page Follows]

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	7

IN WITNESS WHEREOF the Company and the Consultant, each after having had the opportunity to discuss this Agreement with their respective legal advisors, have executed this Agreement on the date(s) indicated below but effective as of the Effective Date.

AgriFORCE GROWING SYSTEMS LTD.

By:
Name:	Jolie Kahn
Title:	Chief Executive Officer

CONSULTANT

Roger M. Slotkin

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	8

SCHEDULE 9.12

Commissions:

Additional compensation (earnout)

○ As to Manufacturing: 4% commission on all sales (defined as cost of finished goods from Seller’s outsourced manufacturing provider) for three years from the closing of the sale of the Purchased Assets to Company

○ As to non-agri sales: 5% commission on all billable sales (excluding shipping (includes costs of shipping such as insurance) or tariffs) for the period of the two-year consulting agreement. There is a two-year tail at the end of the relationship for clients which exist at the end of the Term

○ Payable upon receipt of revenue by Company

Stock appreciation milestones:

(a)	Completion of the Wall mount design
(b)	Completion of patent prosecution for any of the patent applications heretofore provided to Company or any new U.S. patent applications
(c)	Execute distribution agreements for other counties or verticals (the Company shall not circumvent Consultant’s efforts to complete this milestone)
(d)	Production of 250 RCS units
(e)	Production of 500 RCS units
(f)	Production of 1,000 RCS units

For each milestone event Consultant shall receive 25,000 restricted common shares.

# 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada	9